UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010

REDDY ICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32596	56-2381368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800
Dallas, Texas  75231
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

On April 29, 2010, the Company issued a press release to announce the results of the Company’s annual meeting of stockholders held on that same day.  The press release is contained in Exhibit 99.1 and is incorporated herein by reference. At the annual meeting, the following matters were voted upon:

1.               Election of seven directors to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.               A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010; and

3.               Approval of the amendment to the Company’s 2005 Long Term Equity Incentive and Share Award Plan, as amended.

A total of 22,754,214 shares of the Company’s common stock, par value $0.01 per share, were entitled to vote at the meeting. Of these shares, 19,270,607 shares were represented in person or by proxy at the meeting and voted as follows:

With respect to each of the following seven nominees for election to the Board of Directors, shares were voted as follows:

	Votes For	Votes Withheld
Gilbert M. Cassagne	13,263,407	280,218
William P. Brick	13,247,382	296,243
Kevin J. Cameron	12,925,450	618,175
Theodore J. Host	12,919,135	624,490
Michael S. McGrath	13,229,789	313,836
Michael H. Rauch	13,233,633	309,992
Robert N. Verdecchio	12,917,834	625,791

With respect to the appointment of PricewaterhouseCoopers, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010, shares were voted as follows: 19,093,948 votes for; 153,470 votes against; and 23,189 votes abstained.

With respect to the approval of the amendment to the Company’s 2005 Long Term Equity Incentive and Share Award Plan, as amended, shares were voted as follows: 9,957,601 voted for; 3,565,266 votes against; and 20,755 votes abstained.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

99.1†   Press Release dated April 29, 2010.

†Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   May 3, 2010

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
	Name:	Steven J. Janusek
	Title:	Chief Financial and Accounting Officer

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